Exhibit 31.4

CERTIFICATION UNDER

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Nancy Huber, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Medicine Man Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 30, 2021	/s/ Nancy Huber
Nancy Huber, Chief Financial Officer